EXHIBIT 10.3
NONQUALIFIED STOCK OPTION AGREEMENT
     This AGREEMENT, entered into and effective as of the                      day of                     ,           , by and between Health Fitness Corporation (the “Company”) and                                                   (the “Optionee”).
RECITALS
     A. The Optionee on the date hereof is a nonemployee of the Company or subsidiary of the Company.
     B. The Company has adopted the 2005 Stock Option Plan (the “Plan”), authorizing the Board of Directors of the Company, or a committee as provided for in the Plan (the Board or such a committee to be referred to as the “Committee”), to grant stock options to eligible employees and directors of the Company.
     C. The Company desires to give the Optionee an inducement to acquire a proprietary interest in the Company and an added incentive to advance the interests of the Company by granting to the Optionee an option to purchase shares of common stock of the Company.
AGREEMENTS
     Accordingly, the parties hereto agree as follows:
ARTICLE I. GRANT OF OPTION
     The Company hereby grants to the Optionee on the date set forth above (the “Date of Grant”) the right, privilege and option (the “Option”) to purchase                             (            ) shares (subject to adjustment as provided in Article VIII hereof) (the “Option Shares”) of the Company’s common stock, $.01 par value (the “Common Stock”), according to the terms and subject to the conditions hereinafter set forth and as set forth in the Plan. The Option is a nonqualified stock option and will not be treated as an incentive stock option, as that term is used in Section 422 of the Internal Revenue Code (the “Code”) and the regulations issued thereunder.
ARTICLE II. OPTION EXERCISE PRICE
     The per share price to be paid by the Optionee in the event of an exercise of the Option shall be $_________, which has been determined to be not less than the fair market value of the Company’s Common Stock at the Date of Grant.
ARTICLE III. DURATION OF OPTION AND EXERCISABILITY
     A. Initial Period of Exercisability. The Option shall fully vest, or be fully exercisable in _____ installments, on the Date of Grant. In no event shall this Option be exercisable after, and this

Option shall become void and expire as to all unexercised Option Shares at, 5.00 p.m. (Central time) on ____________ (the “Expiration Date”).
     B. Termination of Nonemployee. In the event the Optionee’s affiliation with the Company terminates (within the meaning of Section 424(f) of the Code) for any reason other than for “cause,” this Option shall remain exercisable until the Expiration Date but only to the extent that the Option was exercisable on the date of termination but had not previously been exercised. In the event the Optionee is terminated for “cause,” this Option shall immediately terminate on the date of such termination and shall be of no further force or effect. As used herein, “cause” shall mean fraud, misrepresentation, theft or embezzlement of Company assets or material and intentional violations of law or Company policies.
     C. Change in Control.
     (i) For purposes of this Section III.C., the term “Change in Control” shall have the meaning set forth in Section 11 of the Plan.
     (ii) If any events constituting a Change in Control of the Company shall occur, the Optionee shall be entitled to receive option rights covering shares of the surviving or acquiring entity in the same proportion, at an equivalent price, and subject to the same conditions as this Option; provided, however, that the Committee may, at its sole discretion, provide for the acceleration of the right to exercise this Option prior to the anticipated effective date of the Change in Control or take any other action as it may deem appropriate to further the purposes of the Plan or protect the interests of the Optionee; provided, however, that if, with respect to the Optionee, acceleration of the vesting of this Option as provided herein (which acceleration could be deemed a payment within the meaning of Section 280G(b)(2) of the Code) together with any other payments which the Optionee has the right to receive from the Company or any corporation which is a member of an “affiliated group” (as defined in Section 1504(a) of the Code without regard to Section 1504(b) of the Code) of which the Company is a member, would constitute a “parachute payment” (as defined in Section 280G(b)(2) of the Code), the payments to the Optionee as set forth herein shall be reduced to the largest amount as will result in no portion of such payments being subject to the excise tax imposed by Section 4999 of the Code
ARTICLE IV. MANNER OF OPTION EXERCISE
     A. Notice. This Option may be exercised by the Optionee in whole or in part from time to time, subject to the conditions contained in the Plan and herein, by delivery, in person or by registered mail, to the Company at its principal executive office (Attention: Secretary), of a written notice of exercise. Such notice shall be in a form satisfactory to the Committee, shall identify the Option, shall specify the number of Option Shares with respect to which the Option is being exercised, and shall be signed by the person or persons so exercising the Option. Such notice shall be accompanied by payment in full of the total purchase price of the Option Shares purchased. In the event that the Option is being exercised, as provided by the Plan, by the Optionee’s heir(s) or legal representative(s), the notice shall be accompanied by appropriate proof of right of such person or persons to exercise the Option. As soon as practicable after the effective exercise of the Option, the Optionee (or the Optionee’s heir(s) or legal representative(s) in the event of death or Disability) shall be recorded on the stock transfer books of the Company as the owner of the Option Shares purchased, and the Company shall deliver to the Optionee (or the Optionee’s heir(s) or legal representative(s)) one or more duly issued stock certificates evidencing such ownership. All requisite original issue or transfer documentary stamp taxes shall be paid by the Company.
     B. Payment. At the time of exercise, the Optionee may pay the total purchase price of the shares to be purchased (i) in cash, (ii) by transfer from the Optionee to the Company of previously acquired shares of Common Stock, (iii) through the withholding of shares of Stock from the number of shares otherwise issuable upon the exercise of the Option (e.g., a net share settlement), or (iv) by a combination thereof; provided, however, that the Optionee may not pay any portion of the purchase price through a net share settlement unless and until the shareholders of the Company have approved an amendment to the Plan that authorizes such payment option. In the event the Optionee elects to pay the purchase price in whole or in part with previously acquired shares of Common Stock or through a net share settlement, the Fair Market Value of the shares delivered or withheld shall equal the total exercise price for the shares being purchased in such manner. The Committee may reject the Optionee’s election to pay all or part of the purchase price under this Option with previously acquired shares of Common Stock and may require such purchase price to be paid entirely in cash if, in the sole discretion of the Committee, payment in previously acquired shares would cause the Company to be required to recognize a charge to earnings in connection therewith. For purposes of this Agreement, (a) “previously acquired shares” shall include shares of Common Stock of the Company that are already owned by the Optionee at the time of exercise, and (b) “Fair Market Value” will be determined as set forth in the Plan.
     C. Investment Purpose. The Company shall not be required to issue or deliver any shares of Common Stock under this Option unless (a)(1) such shares are covered by an effective and current registration statement under the Securities Act of 1933 and applicable state securities laws or (2) if the Committee has determined not to so register such shares, exemptions from registration under the Securities Act of 1933 and applicable state securities laws are available for such issuance (as determined by counsel to the Company) and the Company has received from the Optionee (or the Optionee’s heir(s) or legal representative(s), in the event of death or Disability) any representations or agreements requested by the Company in order to permit such issuance to be made pursuant to such exemptions, and (b) the Company has obtained any other consent, approval or permit from any state or federal governmental agency which the Committee shall, in its sole discretion upon the advice of counsel, deem necessary or advisable. Unless a registration statement under the Securities Act of 1933 is in effect with respect to the issuance or transfer of Option Shares, each certificate representing any such shares shall be restricted by the Company as to transfer unless the Company receives an opinion of counsel satisfactory to the Company to the effect that registration under the Securities Act of 1933 and applicable state securities laws is not required with respect to such transfer.
ARTICLE V. NONTRANSFERABILITY
     This Option shall not be transferable by the Optionee, either voluntarily or involuntarily, or subject to any lien, directly or indirectly, by operation of law or otherwise, except as provided in

Section 8.2 of the Plan. Any attempt to transfer or encumber this Option other than in accordance with Section 8.2 of the Plan shall void this Option.
ARTICLE VI. LIMITATION OF LIABILITY
     Nothing in this Agreement shall be construed to (a) limit in any way the right of the Company or any of its subsidiaries to remove the Optionee as a director of the Company at any time, or (b) be evidence of any agreement or understanding, express or implied, that the Optionee will be re-elected as a director for any particular period of time.
ARTICLE VII. WITHHOLDING TAXES
     A. General Obligation. The Company is entitled to (a) withhold and deduct from future payments to the Optionee, or make other arrangements for the collection of, all legally required amounts necessary to satisfy any federal, state or local withholding tax requirements attributable to the Optionee’s exercise of this Option, or (b) require the Optionee promptly to remit the amount of such withholding to the Company before acting on any such disposition of shares of Common Stock. In the event that the Company is unable to withhold such amounts, for whatever reason, the Optionee hereby agrees to pay to the Company an amount equal to the amount the Company would otherwise be required to withhold under federal, state or local law.
     B. Use of Shares. The Committee may, in its sole discretion and subject to such rules as the Committee may adopt, permit the Optionee to satisfy, in whole or in part, any withholding tax obligation which may arise in connection with the exercise of this Option either by electing to have the Company withhold from the shares of Common Stock to be issued upon the exercise of this Option that number of shares of Common Stock, or by electing to deliver to the Company already-owned shares of Common Stock, in either case having a Fair Market Value (determined as set forth in the Plan) on the date such tax is determined under the Code (the “Tax Date”) equal to the amount necessary to satisfy the withholding amount due. The Optionee’s election to have the Company withhold shares of Common Stock or to deliver already-owned shares of Common Stock upon exercise is irrevocable and is subject to the consent or disapproval of the Committee, and shall otherwise comply with such rules as the Administrator may adopt to assure compliance with Rule 16b-3 or any successor provision, as then in effect, under the Securities Exchange Act of 1934, if applicable. To the extent that shares of Common Stock may be issued prior to the Tax Date to the Optionee making such an election, the Optionee hereby agrees to surrender that number of shares on the Tax Date having an aggregate Fair Market Value (determined as set forth in the Plan) equal to the withholding tax due.
ARTICLE VIII. CAPITAL ADJUSTMENTS
     If the number of outstanding shares of Common Stock is increased or decreased or changed into or exchanged for a different number or kind of shares of stock or other securities of the Company or of another corporation by reason of any reorganization, merger, consolidation, recapitalization, reclassification, stock split, reverse stock split, stock dividend, combination of shares, rights offering or any other change in the corporate structure or shares of the Company, the Committee (or, if the Company is not the surviving corporation in any such transaction, the board of directors of the surviving corporation), in order to prevent dilution or enlargement of the rights of the Optionee, shall make appropriate adjustment as to the number and kind of securities subject to this Option. Any such adjustment affecting this Option shall be made without change in the aggregate purchase price applicable to the unexercised portion of the Option but with an appropriate adjustment in the price for each share or other unit of any security subject to the Option.
ARTICLE IX. BINDING EFFECT
     This Agreement shall be binding upon the heirs, executors, administrators and successors of the parties hereto.
ARTICLE X. SUBJECT TO PLAN
     The Option represented by this Agreement has been granted under, and is subject to, the terms of the Plan. The terms of the Plan are hereby incorporated by reference herein in their entirety and the Optionee, by execution hereof, acknowledges having received a copy of the Plan. The provisions of this Agreement shall be interpreted as to be consistent with the Plan and any ambiguities herein shall be interpreted by reference to the Plan. In the event that any provision hereof is inconsistent with the terms of the Plan, the latter shall prevail.
ARTICLE XI. MISCELLANEOUS
     A. Lockup Period Limitation. The Optionee agrees that in the event the Company advises the Optionee that it plans an underwritten public offering of its common stock in compliance with the Securities Act of 1933, as amended, and that the underwriter(s) seek to impose restrictions under which certain shareholders may not sell or contract to sell or grant any option to buy or otherwise dispose of part or all of their stock purchase rights of the underlying common stock, the Optionee hereby agrees that for a period not to exceed 180 days from the prospectus, the Optionee will not sell or contract to sell or grant an option to buy or otherwise dispose of this option or any of the underlying shares of common stock without the prior written consent of the underwriter(s) or its representative(s).
     B. Blue Sky Limitation. Notwithstanding anything in this Agreement to the contrary, in the event the Company makes any public offering of its securities and determines in its sole discretion that it is necessary to reduce the number of issued but unexercised stock purchase rights so as to comply with any state securities or Blue Sky law limitations with respect thereto, the Board of Directors of the Company shall have the right (i) to accelerate the exercisability of this Option and the date on which this Option must be exercised, provided that the Company gives the Optionee 15 days prior written notice of such acceleration, and (ii) to cancel any portion of this Option or any other option granted to the Optionee pursuant to this Agreement which is not exercised prior to or contemporaneously with such public offering. Notice shall be deemed given when delivered personally or when deposited in the United States mail, first class postage prepaid and addressed to the Optionee at the address of the Optionee on file with the Company.
     C. Securities Law Compliance. The Optionee agrees that, in the event a Change in Control occurs and the Optionee is an “affiliate” of the Company or any Subsidiary (as defined in applicable regulations) at the time of such Change in Control, the Optionee will comply with all requirements of Rule 145 of the Securities Act of 1933, as amended, and the requirements of such other regulations, and will execute any documents necessary to ensure such compliance. For purposes of this Agreement, “Change in Control” means an acquisition of the Company through the sale of substantially all of the Company’s assts and the consequent discontinuance of its business or through a merger, consolidation, exchange, reorganization, reclassification, extraordinary dividend, divestiture or liquidation of the Company.
     D. Stock Legend. The certificates for any shares of common stock purchased by the Optionee (or, in the case of death, the Optionee’s heir(s) or legal representative(s)) shall bear an appropriate legend to reflect the restrictions of this Article XI and Section IV.C.
     E. Arbitration. Any dispute arising out of or relating to this Agreement or the alleged breach of it, or the making of this Agreement, including claims of fraud and inducement, shall be discussed between the disputing parties in a good faith effort to arrive at a mutual settlement of any such controversy. If, notwithstanding, such dispute cannot be resolved, such dispute shall be settled by binding arbitration. Judgment upon the award rendered by the arbitrator may be entered in any court having jurisdiction thereof. The arbitrator shall be a retired state or federal judge or an attorney who has practiced securities or business litigation for at least ten (10) years. If the parties cannot agree on an arbitrator within twenty (20) days, any party may request that the chief judge of the District Court of Hennepin County, Minnesota, select an arbitrator. Arbitration will be conducted pursuant to the provisions of this Agreement and the commercial arbitration rules of the American Arbitration Association, unless such rules are inconsistent with the provisions of this Agreement. Limited civil discovery shall be permitted for the production of documents and taking of depositions. Unresolved discovery disputes may be brought to the attention of the arbitrator who may dispose of such disputes. The arbitrator shall have the authority to award any remedy or relief that a court of this state could order or grant; provided, however, that punitive or exemplary damages shall not be awarded. The arbitrator may award to the prevailing party, if any, as determined by the arbitrator, all of its costs and fees, including the arbitrator’s fee, administrative fees, travel expenses, out-of-pocket expenses and reasonable attorney’s fees. Unless otherwise agreed by the parties, the place of any arbitration proceedings shall be Hennepin County, Minnesota.
ARTICLE XII. GOVERNING LAW
     This Agreement and all rights and obligations hereunder shall be construed in accordance with the Plan and governed by the laws of the State of Minnesota.

     The parties hereto have executed this Agreement effective the day and year first above written.

HEALTH FITNESS CORPORATION
By:

By execution hereof, the Optionee acknowledges having received a copy of the Plan.	OPTIONEE